FORM OF

AMENDMENT TO FUND SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AMENDMENT dated as of June 21, 2010 to the Fund Sub-Administration and Accounting Agreement dated November 1, 2007 (the “Agreement”), by and between The Bank of New York Mellon (formerly known as The Bank of New York) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective as of June 21, 2010, the Old Mutual US Government Money Market Fund and the Old Mutual US Treasury Money Market Fund are to be added as Funds to the Agreement.

NOW THEREFORE, the parties agree as follows:

1.	Exhibit A to the Agreement shall be replaced with the Amended Exhibit A attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL CAPITAL, INC.		THE BANK OF NEW YORK MELLON

By:	/s/ Mark E. Black	By:
Name:	Mark E. Black	Name:
Title:	Chief Financial Officer	Title:

AMENDED EXHIBIT A
DATED AS OF JUNE 21, 2010
TO THE
FUND SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT
BETWEEN OLD MUTUAL CAPITAL, INC. AND THE BANK OF NEW YORK MELLON
DATED NOVEMBER 1, 2007

Effective November 5, 2007 for the following Funds:

Old Mutual Analytic U.S. Long/Short Fund
Old Mutual Barrow Hanley Core Bond Fund
Old Mutual Barrow Hanley Value Fund
Old Mutual Dwight High Yield Fund
Old Mutual Dwight Intermediate Fixed Income Fund
Old Mutual Focused Fund
Old Mutual Heitman REIT Fund
Old Mutual TS&W Mid-Cap Value Fund

Effective December 10, 2007 for the following Funds:

Old Mutual Cash Reserves Fund
Old Mutual Dwight Short Term Fixed Income Fund
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)
Old Mutual Strategic Small Company Fund
Old Mutual TS&W Small Cap Value Fund

Effective June 21, 2010 for the following Funds:

Old Mutual US Government Money Market Fund
Old Mutual US Treasury Money Market Fund